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                                                                     Exhibit 4.5


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               FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                          AMERICAN SEAFOODS CORPORATION

                            Dated as of _______, 2003


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                               TABLE OF CONTENTS

                                                                            Page

  1.  Issuance of Exchange Warrants, etc. .....................................1
      1.1   Issuance of Exchange Warrants .....................................1
      1.2   Redemption of Partnership Units ...................................2

  2.  Shelf Registration. .....................................................2
      2.1   Registration ......................................................2
      2.2   Holder Information ................................................3

  3.  Registrations Upon Request ..............................................3
      3.1   Requests by the Principal Holders .................................3
      3.2   Exceptions Where Shelf Registration Statement Is Effective ........4
      3.3   Registration Statement Form .......................................4
      3.4   Expenses ..........................................................4
      3.5   Priority in Demand Registrations ..................................4

  4.  Incidental Registrations ................................................5


  5.  Registration Procedures .................................................7

  6.  Underwritten Offerings. ................................................14
      6.1   Underwriting Agreement ...........................................14
      6.2   Selection of Underwriters ........................................15

  7.  Holdback Agreements. ...................................................15

  8.  [RESERVED] .............................................................16

  9.  Indemnification. .......................................................16
      9.1   Indemnification by the Company ...................................16
      9.2   Indemnification by Selling Holders ...............................17
      9.3   Conduct of Indemnification Proceedings ...........................17
      9.4   Contribution .....................................................18

  10. Definitions ............................................................19

  11. Miscellaneous ..........................................................22
      11.1  Rule 144, etc ....................................................22
      11.2  Successors, Assigns, Third-Party Beneficiaries and Transferees ...23
      11.3  Entire Agreement .................................................23
      11.4  Amendment and Modification .......................................23
      11.5  Certain Operating Restrictions, etc. .............................23
      11.6  Governing Law ....................................................24
      11.7  Invalidity of Provision ..........................................24
      11.8  Notices ..........................................................24

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                                Table of Contents
                                   (continued)

      11.9  Headings; Execution in Counterparts ..............................25
      11.10 Injunctive Relief ................................................25
      11.11 Term .............................................................25
      11.12 Further Assurances ...............................................25




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                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

      EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of ____________, 2003, among American Seafoods Corporation, a Delaware corporation (the "Company"), American Seafoods Holdings, L.P., a Delaware limited partnership ("Holdings"), and American Seafoods, L.P., a Delaware limited partnership ("ASLP"). Capitalized terms used herein are defined in Section 10.

                                    RECITALS:

      A. The Company is contemplating an offering of Income Deposit Securities ("IDSs") to the public and engaging in certain other transactions, including becoming the general partner of Holdings.

      B. The Old Securityholders Agreement provides that in such event, the partners of ASLP shall receive the right to exchange their ASLP interests for securities of such corporation.

      C. In connection with the offering of IDSs, the parties hereto wish to provide for the issuance by the Company of warrants (the "Exchange Warrants") to the limited partners and optionholders of ASLP to permit them from time to time to exchange their ASLP Partnership Units for IDSs, as contemplated by the Old Securityholders Agreement.

      D. The parties hereto also wish to provide for certain management and operational relationships between them and to set forth certain rights and obligations with respect to the registration for issuance and resale of the IDSs under the Securities Act.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

  1.  Issuance of Exchange Warrants, etc.

  1.1 Issuance of Exchange Warrants. Immediately following the execution and delivery of this Agreement and in order to comply with the provisions of Section 5.2(c)(ii) of the Old Securityholders Agreement, the Company shall issue and grant Exchange Warrants to each limited partner of ASLP and each holder of an outstanding option to acquire ASLP Partnership Units entitling the holder thereof to acquire IDSs representing shares of common stock of the Company, par value $0.01 per share (the "ASC Common Stock"), and the Company's [___] % Senior Notes due 2013 (the "IDS Notes"). The Exchange Warrants shall be substantially in the form attached hereto as Exhibit A. Upon the occurrence of any such exchange, the Company shall become a

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limited partner of ASLP in accordance with Section 8.2 of the ASLP Partnership
Agreement.

  1.2 Redemption of Partnership Units. The Company shall have the right to require ASLP to redeem any or all of the ASLP Partnership Units acquired by the Company pursuant to the exercise of any Exchange Warrant. The consideration for such redemption shall be comprised of (i) a number of Holdings Partnership Units equal to the product of (x) the number of Holdings Partnership Units held by ASLP immediately before the exercise of the Exchange Warrant, divided by the total number of ASLP Partnership Units then outstanding, and (y) the number of ASLP Partnership Units so exchanged, and (ii) Holdings Notes in a principal amount equal to the aggregate principal amount of IDS Notes issued pursuant to the exercise of the Exchange Warrant(s). ASLP will indemnify and hold the Company harmless from any costs, expenses or other liabilities arising out of any such redemption.

  2.  Shelf Registration.

  2.1 Registration.  The Company shall:

      (a) not later than the first anniversary of the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement on Form S-3 (or any comparable or successor form) pursuant to Rule 415 under the Securities Act, or if the Company is ineligible to use Form S-3, on another appropriate form (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for the issuance by the Company and resales by Holders of all Registrable Securities and any other IDSs that are issueable but otherwise would be unregistered under the Securities Act held by Holders or others that have provided the information required pursuant to the terms of Section 2.2 hereof;

      (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the first anniversary of the date hereof (the
  "Effectiveness Target Date"); and

      (c) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 5(b) hereof to the extent necessary to ensure that (x) it is available for resales by the Holders of Registrable Securities entitled to the benefit of this Agreement and (y) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") of:

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          (1) two years following the Effectiveness Target Date; or

          (2) such shorter period that will terminate when (x) all Registrable Securities and Exchange Warrants have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (y) all Registrable Securities registered under the Shelf Registration Statement have been issued and resold.

      2.2 Holder Information. No Holder may include any of its Registrable Securities in any Registration Statement unless such Holder furnishes to the Company in writing, prior to or on the 20th business day after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Registration Statement or the prospectus or preliminary prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders, the Company shall notify such Holders of the requirements set forth in the preceding sentence.

      3. Registrations Upon Request.

      3.1 Requests by the Principal Holders. At any time after the six-month anniversary of the date hereof, the Principal Holders shall each have the right to request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by, or subject to an exercisable Exchange Warrant owned by, such Principal Holder, each such request to specify the intended method or methods of disposition thereof; provided that
(i) each Principal Holder may make no more than four requests for registration, one of which shall expire upon the Shelf Registration Statement being declared effective and (ii) the aggregate market value (as determined in good faith by the Board) of all Registrable Securities of the Principal Holders and all other Holders requesting registration of Registrable Securities under Section 4 hereof to be registered under the Securities Act in such offering exceeds $10 million as of the date following the last day Holders may request to include Registrable Securities in such offering under Section 4. Upon any such request, the Company will promptly, but in any event within 10 days, give written notice of such request to ASLP, which in turn will promptly notify all Holders of Registrable Securities and Exchange Warrants, and thereupon the Company will, subject to
Section 3.5, use its reasonable best efforts to effect the prompt registration under the Securities Act of:

          (a) the Registrable Securities which the Company has been so requested to register by the requesting Principal Holders, and

          (b) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the

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          Company by such Holders within 15 days after the giving of such written notice by the Company to such Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the requesting Principal Holders. If a Principal Holder requests registration of Registrable Securities pursuant to this Section 3.1, any other Principal Holder that wants to participate in such registration may do so pursuant to either Section 4 hereof or by using one of its requests for registration provided in this Section 3.1, in which case such Principal Holder shall be treated as a requesting Principal Holder for all purposes hereof.

      3.2 Exceptions Where Shelf Registration Statement Is Effective. Notwithstanding the provisions of Section 3.1, in the event that a Shelf Registration Statement is effective when a Principal Holder makes a request for registration under Section 3.1, the Company shall not be required to separately register any Registrable Securities, and such request shall be deemed to be a request that the Company cooperate in effecting an underwritten offering of the Registrable Securities pursuant to the Shelf Registration Statement. Upon such request, the Company shall cooperate in such underwriting in accordance with the provisions of this Agreement. Any such request shall count against the number of such requests permitted to be made by such Principal Holder pursuant to Section 3.1.

      3.3 Registration Statement Form. A registration requested pursuant to
Section 3.1 shall be effected by the filing of a registration statement on a form selected by the Company and agreed to by the Requesting Holder or Holders (such registration statement, a "Demand Registration Statement"). The Company shall prepare, and as soon as practicable, but in any event within 60 days following a request made pursuant to Section 3.1, file with the Commission, a Demand Registration Statement with respect to such Registrable Securities (both with respect to their initial issuance to Holders, if required, and to their resales), make all required filings with the NASD and use its reasonable best efforts to cause such Demand Registration Statement to become effective as soon as practicable.

      3.4 Expenses. The Company shall pay all Registration Expenses in connection with any registration requested under Section 3.1; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any.

      3.5 Priority in Demand Registrations. If a registration pursuant to
Section 3.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Person requesting registration

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of Registrable Securities) that, in its opinion, the number of securities requested or otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of the Principal Holders requesting registration, on a pro rata basis (based on the number of shares of Registrable Securities owned by, or subject to an exercisable Exchange Warrant owned by, each such Holder), and second, the securities requested to be included in such registration by other Persons or proposed to be included in such registration by the Company, in such amounts and proportions as the Company may determine. Notwithstanding the foregoing, any requesting Principal Holder may withdraw such Holder's request for registration upon learning of such required proration, in which case none of such Holder's Registrable Securities will be included in such registration or offering, and, if the proration resulting in such withdrawal would result in a reduction of 30% or more of the Registrable Securities that such Principal Holder initially requested be included in the Demand Registration Statement, such Holder will be deemed not to have used one of its requests for registration provided for in
Section 3.1.

      4. Incidental Registrations. If the Company at any time proposes to register any IDSs or ASC Common Stock under the Securities Act for its own account, the account of any other Person or Persons or pursuant to Section 3.1 hereof (other than pursuant to a registration on Form S-4 or S-8 or any successor form), then the Company shall promptly, but in any event within 10 days of its decision to register securities, give written notice to all Holders of Registrable Securities and Exchange Warrants regarding such proposed registration. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company shall use its reasonable best efforts to effect the registration under the Securities Act (both with respect to their initial issuance to Holders, if required, and to their resales) of such Registrable Securities on a pro rata basis in accordance with such intended method or methods of disposition, provided that:

          (a) if, at any time after giving written notice (pursuant to this Section 4) of its intention to register IDSs or ASC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register IDSs or ASC Common Stock, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of such Holders that a registration be effected under Section 3.1;

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          (b) if in connection with a registration pursuant to this Section 4, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of the securities being sold in such registration, then in the case of any registration pursuant to this Section 4, the Company shall include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect:

               (1) if the registration is a primary registration on behalf of the Company, first, the securities proposed to be included by the Company and second, the Registrable Securities requested to be included in such registration by the Holders participating in such registration and the securities proposed to be registered by another Person or Persons, each pro rata in accordance with the number of Registrable Securities so requested to be included and the number of securities proposed to be registered by any other Person or Persons;

               (2) if the registration is a secondary registration on behalf of a Person or Persons other than a Holder participating in such registration, first, the securities proposed to be registered by such other Person or Persons, and second, the Registrable Securities requested to be included in such registration by the Holders participating in such registration, on a pro rata basis based on the number of Registrable Securities so requested to be included by each such Holder; and

               (3) if the registration is made pursuant to Section 3.1, in accordance with Section 3.5; and

          (c) in addition to the foregoing, in the event the Company proposes to register ASC Common Stock alone, the Company shall use its reasonable best efforts to include in such registration IDSs or IDS Notes to be issued to the requesting Holders as provided in this Section 4 but the managing underwriter of such registration may exclude such IDSs or IDS Notes from the sale of ASC Common Stock to the public.

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          The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4, provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any. No registration effected under this Section 4 shall relieve the Company from its obligation to effect registrations under Section 3.1.

      5. Registration Procedures. In connection with any Registration Statement and any prospectus included therein required to permit the issuance or resale of Registrable Securities, or whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1, the Company shall promptly:

      (a) Subject to any notice by the Company in accordance with this Section 5 of the existence of any fact or event of the kind described below, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period. Subject to the following sentence, upon the occurrence of any event that would cause any Registration Statement or the prospectus contained therein (i) to contain a material misstatement or omission or (ii) not be effective and usable for resale of Registrable Securities (except, in the case of the Shelf Registration Statement, at any time after the expiration of the Effectiveness Period), the Company shall file promptly an appropriate amendment to the Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its reasonable best efforts to cause any such amendment to be declared effective and the Registration Statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of any Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

          (x) an event occurs and is continuing as a result of which the Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (y) in the good faith judgment of the Board, the disclosure of such event at such time would or is likely to adversely affect the Company;

provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend a

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Suspension Period from 45 days to 60 days; provided, however, that Suspension
Periods shall not exceed an aggregate of 180 days in any 360-day period.

      (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period and any Demand Registration Statement continuously effective as to the applicable Registrable Securities until the Selling Holder or Holders have completed the distribution described in such Demand Registration Statement, as the case may be; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (including, among other things, as a result of any change or changes after the effective date of Registration Statement in the plan of distribution contemplated by the Holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Selling Holders true and complete copies of all correspondence from and to the Commission relating to any Registration Statement, provided, however, that any information for which the Company requests confidential treatment from the Commission shall be kept confidential by the Holders, unless (w) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (x) disclosure of such information, in the opinion of counsel to such Holders, is required by law; (y) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Holders; or (z) such information becomes available to such Holders from a source other than the Company and such source is not known by such Holders to be bound by a confidentiality agreement with the Company or ASLP; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the Selling Holders as set forth in the Registration Statement as so amended or in such prospectus as so supplemented;

      (c) (i) Furnish to the Selling Holders of Registrable Securities, their counsel and any managing underwriters, at least five business days before filing with the Commission copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Selling Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Selling Holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act, provided that the Company shall not file any Registration Statement or any amendment or post-effective amendment or

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supplement to such Registration Statement or related prospectus to which such counsel shall have reasonably objected on the grounds that such Registration Statement, amendment, supplement, or prospectus does not comply (explaining why) in all material respects with the requirements of the Securities Act or in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

      (d) Notify the Selling Holders of Registrable Securities their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, at least five Business Days prior to such filing):

          (i) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

          (ii) when the Commission notifies the Company whether there will be a "review" of a Registration Statement and whenever the Commission comments in writing on such Registration Statement;

          (iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

          (iv) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or related prospectus or for additional information;

          (v) of the issuance by the Commission of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

          (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

          (vii) of the occurrence of any event that makes any statement made in any Registration Statement or prospectus included therein or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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      (e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (x) any order suspending the effectiveness of any Registration Statement or (y) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

      (f) If requested by any managing underwriter of Registrable Securities to be sold in connection with an underwritten offering, (x) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (y) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5(f) that would, in the opinion of counsel for the Company violate applicable law or not be required to be taken by applicable securities laws and be detrimental to the business prospects of the Company;

      (g) Furnish to each Selling Holder of Registrable Securities, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement (including the Shelf Registration Statement) and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

      (h) Promptly deliver to each Selling Holder of Registrable Securities their counsel, and any underwriters, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

      (i) Use its reasonable best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the Selling Holder or Holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or

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subject the Company to any material tax in any such jurisdiction where it is not then so subject;

      (j) Cooperate with the Selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling Holders may request at least two business days prior to any sale of Registrable Securities pursuant to such Registration Statement;

      (k) Upon the occurrence of any event contemplated by Section 5(d)(vii), as promptly as reasonably practicable and subject to the provisions of this Section 5, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (l) Use its reasonable best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation market or over-the-counter bulletin board on which similar securities issued by the Company are then listed or quoted, provided that the Company shall not be required to list or quote any Registrable Securities on any exchange or quotation system in Canada or otherwise outside the United States;

      (m) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

          (i) make such representations and warranties to such Selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

          (ii) in the case of an underwritten offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the Selling Holders covering the matters customarily covered in

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      opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters;

          (iii) immediately prior to the effectiveness of each Demand Registration Statement, and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the Selling Holders and the managing underwriters, if any, of "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any affiliate of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each Selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with underwritten offerings; and

          (iv) deliver such documents and certificates as may be reasonably requested by the Selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

      (n) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

      (o) Make available executive officers of the Company for participation in a reasonable number of "road show" and other investor presentations requested by the Holders selling Registrable Securities in an underwritten offering;

      (p) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company;

      (q) Use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities; and

      (r) Use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

          As a condition to its registration of Registrable Securities of any prospective Selling Holder, the Company may require such Selling Holder of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such Selling Holder, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

          The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to any related prospectus, that refers to any Holder of Registrable Securities or otherwise identifies any Holder of Registrable Securities as the holder of any Registrable Securities without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law.

          By acquisition of Registrable Securities, each Holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(a) above, such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a) above. If so directed by the Company, each Holder of Registrable

Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in
Section 5(a) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a) above.

          Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least three business days prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement. Each Holder agrees to hold any communication by the Company in response to such a notice of sale in confidence.

      6.  Underwritten Offerings.

      6.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 3.1 or 4, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to the Company. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 9. Each Holder of Registrable Securities to be distributed by such underwriter who owns (or will own upon exercise of an exercisable Exchange Warrant) 1% or more of the Registrable Securities being sold pursuant to such offering shall be a party to such underwriting agreement and may, at such Holder's option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holder of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holder of Registrable Securities. The Holders in their capacities as stockholders and/or controlling persons (but not in their capacities as managers of the Company) shall not be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 9.2.

      6.2 Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering. If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold pursuant to an underwritten offering in which the Company is not registering any of its securities for sale for its account, the Selling Holders which hold or will hold at least a majority in value or principal amount of the Registrable Securities to be included in such offering will have the right to select the managing underwriter (which shall be of nationally recognized standing and reasonably acceptable to the Company).

      7.  Holdback Agreements.

      (a) If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 4, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 3.1 of any Registrable Securities within seven days prior to and 90 days (unless the managing underwriter for any underwritten offering may agree to a shorter period) after the effective date of the registration statement relating to such registration (the "Trigger Date"), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 7, even if such Registrable Securities cease to be Registrable Securities upon such transfer; provided that, with respect to the Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such Registration Statement.

      (b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities (including IDSs) within seven days prior to and 90 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the Trigger Date with respect to any registration statement filed pursuant to Section 3.1 (except (i) (including any consent or waiver granted thereunder) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, or (iv) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to the Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such Registration Statement.

      8.  [RESERVED]

      9.  Indemnification.

      9.1 Indemnification by the Company.

      (a) The Company agrees to indemnify to the fullest extent permitted by law, each Selling Holder of Registrable Securities, each person who controls any such Selling Holder (within the meaning of either the Securities Act or the Exchange Act), and their respective directors and officers against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys' fees) which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company shall not be required to indemnify such Selling Holder, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses that arise out of or are based upon (i) any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such Selling Holder, furnished in writing to the Company by such Selling Holder expressly for use therein; arise (ii) an untrue or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) in the case of any offering other than an underwritten offering, having previously been furnished by or on behalf of the Company with copies of the final prospectus, such Selling Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the Selling Holder to the person asserting the claim from which such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises and
(y) the final prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission;
(iii) an untrue statement or alleged untrue statement, omission or alleged omission made in the prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the prospectus and (y) in the case of any offering other than an underwritten offering, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities; and (iv) an untrue statement or alleged untrue statement, omission or alleged omission contained in a prospectus, a preliminary prospectus or any amendment or supplement thereto used by such Selling Holder during a Suspension Period after such time as the Company has advised such Selling Holder in writing that a Suspension Period is in effect.

      (b) In connection with an underwritten offering, the Company agrees to indemnify each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of Selling Holders; provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by such Selling Holders.

      9.2 Indemnification by Selling Holders. In connection with any registration in which any seller is participating, such Selling Holder will furnish to the Company in writing such information with respect to it and its Affiliates as the Company reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus. Such Selling Holder agrees to indemnify each of the Company, their respective directors and officers who sign the Registration Statement, each person, if any, who controls (within the meaning of either the Securities Act or of the Exchange Act) the Company, each other Selling Holder and any prospective underwriters, as the case may be, and any of their respective affiliates, general partners, officers, employees, agents and controlling persons, to the same extent as the foregoing indemnity from the Company to such Selling Holder, with respect to (i) information relating to such seller furnished to the Company in writing by such Selling Holder expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus and (ii) the use of any prospectus (or any amendment or supplement thereto or any preliminary prospectus) by such Selling Holder during a Suspension Period provided, however, that the liability of such Selling Holder under this Section 9.2 shall be limited to the amount of net proceeds received by such Selling Holder in the offering giving rise to such liability.

      9.3 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9.1 or
Section 9.2, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 9.3, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party's written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party, from all liability on claims that are the subject matter of such proceeding.

      9.4 Contribution. If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 9, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the loses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.4, no Selling Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities sold by such Holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 9.1 and 9.2 without regard to the relative fault of said indemnifying party, or indemnified party or any other equitable consideration provided for in this Section 9.4.

      10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          Agreement: This Exchange and Registration Rights Agreement, as it may be amended, restated or supplemented.

          Amended Securityholders Agreement: Second Amended and Restated Securityholders Agreement, dated as of __________, 2003, among ASLP and certain investors in ASLP, as amended, restated or supplemented from time to time.

          ASC Common Stock: as defined in Section 1.1.

          ASLP: as defined in the introductory sentence of this Agreement.

          ASLP Partnership Agreement: Limited Partnership agreement of ASLP, dated as of January 28, 2000, as amended, restated or supplemented from time to time.

          ASLP Partnership Units: the partnership or other equity units of ASLP.

          Board: the board of directors of the Company.

          Commission: the Securities and Exchange Commission.

          Company: as defined in the introductory sentence of this Agreement.

          Demand Registration Statement: as defined in Section 3.3.

          Effectiveness Period: as defined in Section 2.1(c).

          Effectiveness Target Date: as defined in Section 2.1(b).

          Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          Exchange Warrants: as defined in Recital B.

          Guarantors: at any time, those subsidiaries of the Company that are, at such time, guaranteeing the IDS Notes.

          Holder: a holder of an Exchange Warrant or any Registrable Securities.

          Holdings: as defined in the introductory sentence of this Agreement.

          Holdings Notes: [____%] Senior Notes due 2013 issued by Holdings in the initial aggregate principal amount of $___.

          Holdings Partnership Units: the partnership units issued by Holdings.

          IDS Notes: as defined in Section 1.1.

          IDSs: as defined in Recital A.

          indemnified party: as defined in Section 9.3.

          indemnifying party: as defined in Section 9.3.

          NASD: National Association of Securities Dealers, Inc.

          NASDAQ: the Nasdaq National Market.

          Old Securityholders Agreement: the Amended and Restated
Securityholders Agreement, dated as of October 4, 2002, among ASLP and certain investors in ASLP.

          Permitted Transferee: as defined in Section 11.2.

          Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          Principal Holder: each of Bodal, the Centre Entities (which shall be treated as a single Holder for purposes of this definition) and Coastal (each as defined in the Amended Securityholders Agreement).

          Registrable Securities: any shares of ASC Common Stock, any IDS Notes, any IDSs into which they have been combined, any guarantees of any IDS Notes issued by the Guarantors and any other such securities beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Holders and the Permitted Transferees at any time, including without limitation, any of the foregoing issued upon the exercise of an Exchange Warrant. As to any particular IDSs, shares of ASC Common Stock and IDS Notes (and the related guarantees) beneficially owned by a Holder or a Permitted Transferee, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (v) they shall have ceased to be outstanding. Any and all other Securities which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination or otherwise, shall also be "Registrable Securities" hereunder.

          Registration Expenses: all expenses incident to the Company's performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters, (viii) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), (ix) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and (xi) reasonable costs and expenses incurred for presentations to or meetings with prospective investors in connection with the offer or sale of Registrable Securities in a public offering thereof. Notwithstanding the foregoing, Registration Expenses shall not include (A) except as otherwise specifically provided in this Agreement, fees and disbursements of counsel to one or more selling Holders, and (B) transfer taxes, and underwriting discounts or commissions and brokerage fees for the sale of Registrable Securities.

          Registration Statement: the Shelf Registration Statement or any Demand Registration Statement.

          Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          Selling Holders: Holders selling Registrable Securities pursuant to a Registration Statement.

          Shelf Filing Deadline: as defined in Section 2.1(a).

          Shelf Registration Statement: as defined in Section 2.1(a).

          Suspension Period: as defined in Section 5(a).

          Trigger Date: as defined in Section 7(a).

      11. Miscellaneous.

      11.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

      11.2 Successors, Assigns, Third-Party Beneficiaries and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors and assigns under this Section 11.2. Each Holder (including its permitted successors and assigns) is a third-party beneficiary of this Agreement. The provisions of this Agreement which are for the benefit of a Holder of Registrable Securities shall be for the benefit of and enforceable by any transferee of such Registrable Securities, provided that such transferee acquires such Registrable Securities in accordance with all of the terms of the Amended Securityholders Agreement and pursuant to an express assignment from the transferor, and further provided that such transferee executes a joinder agreement agreeing to be bound by all of the transferor's obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company (each such transferee, a "Permitted Transferee").

      11.3 Entire Agreement. This Agreement, the Amended Securityholders Agreement and the ASLP Partnership Agreement and any agreements entered into in connection with any of the foregoing constitute the entire agreement and the understanding of the parties hereto with the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

      11.4 Amendment and Modification. This Agreement may be amended, modified or supplemented by written agreement of all parties hereto.

      11.5 Certain Operating Restrictions, etc.

      (a) The Company hereby agrees that, without the prior written consent of ASLP, it will (i) refrain from engaging in any activities other than those incidental to issuing IDSs, Common Stock and IDS Notes (including performing obligations under the indenture governing the IDS Notes), owning Holdings Notes and Holdings Partnership Units (or any successor securities), and other activities contemplated hereby; (ii) conduct all operational activities related to the Business (as defined in the Amended Securityholders Agreement) through Holdings and (iii) except under the terms of any employee benefit plan, refrain from issuing any ASC Common Stock, IDS Notes or IDSs other than for cash. In the event at any time the Company shall issue shares of ASC Common Stock, IDS Notes or IDSs, as the case may be, for cash, the Company shall use the proceeds of any such issuance, net of reasonable expenses, to purchase Holdings Partnership Units and/or Holdings Notes (or other debt of Holdings), respectively.

      (b) Without the prior written consent of the Company, ASLP will not incur any material liabilities after the date hereof.

      (c) ASLP acknowledges and agrees that the Company has been designated a third party beneficiary of the Amended Securityholders Agreement and has all rights to enforce the provisions thereof against the parties thereto, including, without limitation, the provisions of Section 7.2 thereof, and that the provisions of such Section may not be amended without the prior written consent of the Company.

      11.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

      11.7 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      11.8 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

          (i) If to the Company, to it at:

              American Seafoods Corporation
              Market Place Tower
              2025 First Avenue

              Suite 1200
              Seattle, Washington  98121
              Fax: 206-374-1516
              Attention:  Chief Financial Officer

              with a copy to:

              Debevoise & Plimpton
              919 Third Avenue
              New York, New York 10022
              Attn: Andrew L. Bab
              Telecopy: 212-909-6836

          (ii) If to ASLP or to a Holder, to it as provided in the Amended Securityholders Agreement.

or to such other Person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

      11.9 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      11.10 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

      11.11 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (x) its termination by the consent of the parties hereto or their respective successors in interest and
(y) the date on which no Registrable Securities or Exchange Warrants remain outstanding.

      11.12 Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

                                            AMERICAN SEAFOODS CORPORATION


                                            By:______________________________

                                                 Name:
                                                 Title:

                                            AMERICAN SEAFOODS, L.P.

                                            By:   ASC MANAGEMENT, INC.,
                                                  its General Partner

                                            By:
                                                  ---------------------------
                                                  Name:
                                                  Title:


                                            AMERICAN SEAFOODS HOLDINGS, L.P.

                                            By:   AMERICAN SEAFOODS CORPORATION,
                                                  its general partner

                                            By:
                                                  ---------------------------
                                                  Name:
                                                  Title: